                                                                      EXHIBIT 99

Quarterly Shareholder Brochure of CNB Corporation

July 11, 2005

Dear Shareholder:

My message with this quarter's communication begins with sad news, Bob Churchill our Chairman and retired CEO passed away May 6. Bob's many contributions to the bank and the communities we serve will hold his memory steadfast for many years to come. With Bob's passing, John Ward was elected Chairman of the Board of CNB Corporation and Citizens National Bank. John has been a board member since 1994 and was an officer of the bank from 1984 to 1998 when he retired as Senior Vice President. In terms of the business of CNB Corporation, the board at its June meeting declared a $0.40 per share dividend payable to shareholders of record June 21, 2005. Net income for the Corporation for the six months ended June 30, 2005 increased 15.9% to $1,837,000, or $1.49 basic earnings per share compared to $1,585,000 or $1.28 basic earnings per share for the same period last year. The earnings include $134,000 due to an extraordinary event. Deposits as of June 30, 2005 decreased 0.74% to $229.4 million, compared with $231.1 million the same time last year. Loans as of June 30, 2005, increased 6.0% to $150.2 million, compared with $141.7 million in 2004. This loan increase is due to positive results from our efforts to increase commercial credits. Assets of the Corporation at the end of the first six months were $258.6 million compared with $259.9 million last year, a decrease of 0.50%. Construction of our new branch in Inverness Township, at the former Ace Hardware site, begins this month with completion expected in November. Shanna Hanley has joined Citizens National Bank as Vice President and Senior Controller. Ms. Hanley has a Bachelor of Business Administration in Accounting from Northwood University and a Master of Science in Professional Accounting from Walsh College. Prior to joining the bank, she worked for Comerica Bank and in the controller's office of First National Bank of Gaylord and most recently with the Timber Wolf Group in Boyne City. Ms. Hanley also serves as Treasurer of CNB Corporation.

Sincerely,
James C. Conboy, Jr.
President and CEO
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                                 CNB Corporation
                           Consolidated Balance Sheets
                                   (UNAUDITED)
                             in thousands of dollars



                                                                            June 30,



ASSETS                                                              2005              2004
Cash and due from banks                                         $     10,075      $      7,237
Interest-bearing deposits with other financial institutions                0             5,567
Federal funds sold                                                     1,659             4,900
                                                                ------------      ------------
    Total cash and cash equivalents                                   11,734            17,704

Securities available for sale                                         78,897            79,731
Securities held to maturity (market value
 of $5,428 in 2005 and $5,632 in 2004)                                 5,383             5,612
Other securities                                                       4,108             6,491
                                                                ------------      ------------
    Total investment securities                                       88,388            91,834

Loans                                                                150,167           141,721
 Less allowance for loan losses                                       (1,409)           (1,473)
                                                                ------------      ------------
Loans, Net                                                           148,758           140,248

Premises and equipment, net                                            4,674             4,571
Other assets                                                           5,030             5,545
                                                                ------------      ------------
    Total assets                                                $    258,584      $    259,902
                                                                ============      ============

LIABILITIES
Deposits
  Noninterest-bearing demand                                    $     41,194      $     40,056
  Interest-bearing deposits                                          188,251           191,043
                                                                ------------      ------------
       Total deposits                                                229,445           231,099

Other liabilities                                                      4,258             4,237
                                                                ------------      ------------
    Total liabilities                                                233,703           235,336

SHAREHOLDERS' EQUITY
Common Stock                                                           3,093             3,100
Surplus                                                               20,425            20,663
Retained earnings                                                      1,363               803
                                                                ------------      ------------
    Total shareholders' equity                                        24,881            24,566
                                                                ------------      ------------

    Total liabilities and shareholders' equity                  $    258,584      $    259,902
                                                                ============      ============

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                        Consolidated Statement of Income
                                   (Unaudited)

                             in thousands of dollars
                            Six months ended June 30,


INTEREST INCOME                                   2005          2004          2003
Interest and fees on loans                      $   5,024     $   4,830     $   5,432
Interest on securities:
  Taxable                                           1,046           909           913
  Tax exempt                                          304           355           446
Interest on federal funds sold                        107            50            95
                                                ---------     ---------     ---------
  Total interest income                             6,481         6,144         6,886

INTEREST EXPENSE ON DEPOSITS                        1,379         1,470         1,818

NET INTEREST INCOME                                 5,102         4,674         5,068
Provision  for loan losses                             60             0             0
                                                ---------     ---------     ---------
NET INTEREST INCOME AFTER PROVISION
  FOR LOAN LOSSES                                   5,042         4,674         5,068
                                                ---------     ---------     ---------

NONINTEREST INCOME

Service charges and fees                              442           472           464
Net realized gains from sale of loans                 112           187           477
Loan servicing fees, net of amortization               57            66           (63)
Other income                                          118           116            79
                                                ---------     ---------     ---------
    Total noninterest income                          729           841           957
                                                ---------     ---------     ---------

NONINTEREST EXPENSES
Salaries and benefits                               2,033         2,018         1,947
Occupancy                                             419           395           381
Supplies                                               92            94            89
Other expenses                                        766           784           851
                                                ---------     ---------     ---------
    Total noninterest expenses                      3,310         3,291         3,268
                                                ---------     ---------     ---------

INCOME BEFORE INCOME TAXES                          2,461         2,224         2,757
Income tax expense                                    624           639           790
                                                ---------     ---------     ---------
NET INCOME                                      $   1,837     $   1,585     $   1,967
                                                =========     =========     =========

NET INCOME PER SHARE                            $    1.49     $    1.28     $    1.59
                                                =========     =========     =========